UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2010

ISRAMCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12500	13-3145265
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 West Loop South Suite 810 Houston Texas 77027
 (Address of principal executive offices, including Zip Code)

713-621-3882
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security holders

On December 28, 2010, Isramco Inc. (the “Company”) held its annual meeting of stockholders. The following matters were voted on by the stockholders: (i) election of directors and (ii) the ratification of the appointment of Malone Bailey, PC (“Malone”), as the Company’s auditors for the fiscal year ending December 31, 2010.   Stockholders representing  1,517,402 out of a total of 2,717,619 shares of Common Stock appeared at the meeting in person or by proxy, representing a quorum for the transaction of all business to be considered at the meeting.

At the meeting, (i) Haim Tsuff, Max Pridgeon, Marc E. Kalton, Joseph From and Asaf Yarkoni were elected as directors and (ii) the appointment of Malone as auditors was ratified.

The final vote tally was as follows:

1.           Proposal to elect directors to serve until the 2011 Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld	Broker Non Votes
Haim Tsuff	966,675	2,908	547,819
Max Pridgeon	967,055	2,528	547,819
Marc E. Kalton	967,847	1,736	547,819
Joseph From	967,275	2,308	547,819
Asaf Yarkoni	967,647	1,936	547,819

2.           Proposal to ratify the appointment of Malone as the Company’s auditors for the fiscal year ending December 31, 2010.

For	Against	Abstain	Broker Non Votes
1,506,674	8,964	1,764	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAMCO, INC.

DATED: January 3, 2011	By:	/s/ Haim Tsuff
Haim Tsuff
Chief Executive Officer